    As filed with the Securities and Exchange Commission on November 7, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------


                                    FORM S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------


                             VEECO INSTRUMENTS INC.
             (Exact name of registrant as specified in its charter)

                Delaware                          11-2989601
      (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)

                                 Terminal Drive
                            Plainview, New York 11803
                                 (516) 349-8300
          (Address and telephone number of Principal Executive Offices)

                             Veeco Instruments Inc.
                2000 Stock Option Plan for Non-Officer Employees
                            (Full title of the plan)

                               Gregory A. Robbins
                       Vice President and General Counsel
                             Veeco Instruments Inc.
                                 Terminal Drive
                            Plainview, New York 11803
                     (Name and address of agent for service)
             ------------------------------------------------------

                                 (516) 349-8300
          (Telephone number, including area code, of agent for service)

             ------------------------------------------------------


                                 CALCULATION OF REGISTRATION FEE
====================================================================================
                                                        PROPOSED
                                        PROPOSED        MAXIMUM
  TITLE OF EACH                         MAXIMUM         AGGREGATE
CLASS OF SECURITIES      AMOUNT TO BE   OFFERING PRICE  OFFERING     AMOUNT OF
 TO BE REGISTERED        REGISTERED     PER SHARE (1)   PRICE (1)    REGISTRATION FEE
 ----------------        ----------     -------------   ---------    ----------------

Common Stock,
$0.01 par value.......... 150,000 (2)   $67.41          $10,111,500  $2,669.44




(1) An estimate, based on the average of the high and low prices as of November 6, 2000 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the 150,000 shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents 150,000 shares of Common Stock issuable pursuant to the 2000 Stock Option Plan for Non-Officer Employees. This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options under the 2000 Stock Option Plan for Non-Officer Employees (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Veeco Instruments Inc. (the "Company") with the Commission are incorporated herein by reference into this Registration
Statement:

         1. Annual Report of Form 10-K for the fiscal year ended December 31, 1999 filed on March 15, 2000, as amended on Form 10-K/A, filed on April 4, 2000.

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, filed on May 11, 2000.

         3. Quarterly Report on Form 10-Q for the quarter ended June 30, filed on August 14, 2000.

         4. Quarterly Report on Form 10-Q for the quarter ended September 30, filed on November 2, 2000.

         5.    Amendment to Current Report on Form 8-K/A filed on
               January 12, 2000 and Current Reports on Form 8-K, filed on March 13, 2000, May 9, 2000 and May 12, 2000.

         6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated
               November 18, 1994, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange
               Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company, as amended and restated to date (the "Charter"), eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

         Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

         The Charter provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under the Delaware Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Unless otherwise indicated, each of the following exhibits has been previously filed with the Securities and Exchange Commission by the Company under File No. 0-16244.



NUMBER     EXHIBIT                                    INCORPORATED BY REFERENCE TO:
------     -------                                    -----------------------------
4.1        Amended and Restated Certificate of        Quarterly Report on Form 10-Q for the
           Incorporation of the Company               quarter ended June 30, 1997 filed
                                                      August 14, 1997, Exhibit 3.1

4.2        Amendment to Certificate of                Quarterly Report on Form 10-Q for the
           Incorporation dated May 5, 2000.           quarter ended June 30, 2000 filed
                                                      August 14, 2000, Exhibit 3.1

4.3        Third Amended and Restated                 *
           Bylaws of the Company

4.4        Veeco Instruments Inc. 2000 Stock          *
           Option Plan for Non-Officer
           Employees

5.1        Opinion of Gregory A. Robbins as to        *
           the legality of shares of Common
           Stock being registered

23.1       Consent of Ernst & Young LLP               *

23.2       Consent of Arthur Andersen LLP             *

23.3       Consent of Gregory A. Robbins              *
           (included in the opinion filed as
           Exhibit 5.1)

24.1       Power of Attorney                          *


* Filed herewith.

Item 9.  Undertakings

                  (a)  The undersigned registrant hereby undertakes:

                        (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York, on November 7, 2000.

                              Veeco Instruments Inc.


                              By:    /s/ EDWARD H. BRAUN
                                     -------------------------------
                              Name:  Edward H. Braun
                              Title: Chairman, Chief Executive
                                     Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 7, 2000.

SIGNATURES                                    CAPACITY
----------                                    --------

/s/ Edward H. Braun                           Director, Chairman, Chief Executive
-------------------------------------         Officer and President (principal executive
Edward H. Braun                               officer)

/s/ John F. Rein, Jr.                         Executive Vice President, Chief Financial
-------------------------------------         Officer, Treasurer and Secretary (principal
John F. Rein, Jr.                             financial officer)

/s/ John P. Kiernan
------------------------------------          Vice President--Corporate Controller
John P. Kiernan                               (Principal Accounting Officer)

*
-----------------------------------
Richard A. D'Amore                            Director

*
-----------------------------------
Joel A. Elftmann                              Director



*
-----------------------------------
Heinz K. Fridrich                             Director

*
-----------------------------------
Douglas A. Kingsley                           Director

*
-----------------------------------
Dr. Paul R. Low                               Director

*
-----------------------------------
Roger D. McDaniel                             Director


-----------------------------------
Irwin H. Pfister                              Director

*
-----------------------------------
Walter J. Scherr                              Director


* By: /s/ Gregory A. Robbins
-----------------------------------
Gregory A. Robbins                            Attorney-in-fact



                                INDEX TO EXHIBITS


NUMBER                EXHIBIT
------                -------

4.3                   Third Amended and Restated Bylaws of the Company

4.4                   Veeco Instruments Inc. 2000 Stock Option Plan for Non-Officer Employees

5.1                   Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered

23.1                  Consent of Ernst & Young LLP

23.2                  Consent of Arthur Andersen LLP

23.3                  Consent of Gregory A. Robbins (included in the opinion filed as Exhibit 5.1)

24.1                  Power of Attorney
